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                                                                   EXHIBIT 3.1.1

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          FUTURELINK DISTRIBUTION CORP.


                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                            (AFTER ISSUANCE OF STOCK)

                             JAWS TECHNOLOGIES, INC.
                              A NEVADA CORPORATION


        We the undersigned President and Secretary of JAWS Technologies, Inc., a Nevada corporation, do hereby certify:

        That the Board of Directors of said corporation adopted a resolution by written consent without a meeting pursuant to the provisions of Section 78.196 of the Nevada Revised Statutes to amend the original articles as follows:

        Article VI Section 1 is hereby amended to read as follows:

Section 1. Authorized Shares. The total number of shares which this Corporation is authorized to issue is 100,000,000 shares of Capital Stock at $.001 par value per share as set forth in subsections (a) and (b) of this Section 1 of Article VI.

(a) The total number of shares of Common Stock which this Corporation is authorized to issue is 95,000,000 shares at $.001 par value per share.

(b) The total number of shares of Preferred Stock which the Corporation is authorized to issue is 5,000,000 shares at $.001 par value per share, which Preferred Stock may contain special preferences as determined by the Board of Directors of the Corporation, including, but not limited to, the bearing of interest and convertibility into shares of Common Stock of the Corporation.




               The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 8,700,000; that said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                             ___________________________________
                                             Robert Kubbernus, President


                                             ___________________________________
                                             Vikki Robinson, Secretary

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(SEAL)


STATE OF______________________              )
                                                   )   SS.
COUNTY OF____________________               )

ON _______________ PERSONALLY APPEARED BEFORE ME, ________________________,
      (DATE)
A NOTARY PUBLIC, __________________________ AND ______________________, WHO

ACKNOWLEDGED THAT THEY EXECUTED THE ABOVE INSTRUMENT.


___________________________________
(NOTARY PUBLIC)


(SEAL)